UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                                    FORM  8-K

                                 CURRENT  REPORT

     Pursuant  to  section  13  or  15(d) of the Securities Exchange Act of 1934

         Date  of  Report  (Date  of earliest event reported): December 29, 2005

                                FTS GROUP, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                       000-24829               84-1416864
  ----------------------------     ------------------------     ---------------
     (State  or  other jurisdiction     (Commission File        (IRS Employer of
            incorporation)                  Number)          Identification No.)



          7610  West  Hillsborough  Ave.,  Tampa,  Florida           33615
      -------------------------------------------------          -------------
           (Address  of  principal  executive  offices)           (Zip  Code)


                                 (215)  688-2355
                             ----------------------
                         (Registrant's  telephone  number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM  1.01          ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     On December 29, 2005, we entered into a transaction in which we agreed to issue up to $1,896,551 of secured, convertible promissory notes with an original discount of 21%. We actually raised $1,820,690 in the transaction. The Notes can convert into shares of our common stock, subject to certain conditions, at a per share conversion price set forth in the Notes. On December 29, 2005, we received proceeds of $1,000,000 after the 21% discount but before expenses. On January 4, 2005 we received an additional $440,000 after the 21% discount but before expenses.

     We also agreed to issue warrants to purchase shares of our common stock. We agreed to issue 100 Class A Warrants for each 100 shares which would be issued on the closing date assuming the complete conversion of the Notes on the closing date at the conversion price then in effect. The exercise price of the Class A Warrants is $0.02868. The Class A Warrants shall be exercisable until the date that the Registration Statement (as defined in the Subscription Agreement) has been effective for the unrestricted public resale of the Warrant Shares for 4 years.

     We agreed to issue 50 Class B Warrants for each 100 shares which would be issued on the closing date assuming the complete conversion of the Notes on the closing date at the conversion price then in effect. The exercise price of the Class B Warrants is $0.0239. The Class B Warrants are exercisable until the later of four months after the actual effective date of Registration Statement (as defined in the Subscription Agreement), or ninety days after the actual effective date of a Second Registration Statement (as defined in the Subscription Agreement).

     We also agreed to issue 35,520,424 shares of our common stock to be distributed pro rata among the purchasers of the Notes.

     The description of the transaction contained herein is qualified in its entirety by reference to the Form of Class A Common Stock Purchase Warrant, Form of Class B Common Stock Purchase Warrant, Form of Secured Convertible Promissory Note, Subscription Agreement between the Company and the Subscribers dated December 29, 2005, Guaranty Agreement between FTS Wireless, Inc. and Barbara Mittman dated December 29, 2005, Security Agreement between the Company and Barbara Mittman dated December 29, 2005, the Security and Pledge Agreement between FTS Wireless, Inc. and Barbara Mittman dated December 29, 2005 and the Collateral Agent Agreement among Barbara R. Mittman and the parties identified on Schedule A of the Collateral Agent Agreement dated December 29, 2005. Each of these documents is filed as an Exhibit to this report and each is incorporated herein by reference.

     This report contains forward-looking statements that involve risks and uncertainties including statements regarding our expectations regarding future fund raising. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.


ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

Exhibit Number   Description

4.1              Form  of  Class  A  Common  Stock  Purchase  Warrant
4.2              Form  of  Class  B  Common  Stock  Purchase  Warrant
10.1             Form  of  Secured  Convertible  Promissory  Note
10.2 Subscription Agreement between the Company and the Subscribers dated December 29, 2005
10.3 Guaranty Agreement between FTS Wireless, Inc. and Barbara Mittman, as collateral agent acting in the manner and to the extent described in the Collateral Agent Agreement for the benefit of the parties identified on Schedule A of the Guaranty Agreement dated December 29, 2005
10.4 Security Agreement between the Company and Barbara Mittman, as collateral agent acting in the manner and to the extent described in the Collateral Agent Agreement for the benefit of the parties identified on Schedule A of the Security Agreeement dated December 29, 2005.
10.5 Security and Pledge Agreement between FTS Wireless, Inc. and Barbara Mittman, as collateral agent acting in the manner and to the extent described in the Collateral Agent Agreement for the benefit of the parties identified on Schedule A of the Security and Pledge Agreement dated December 29, 2005
10.6 Collateral Agent Agreement among Barbara R. Mittman and the parties identified on Schedule A of the Collateral Agent Agreement dated December 29, 2005


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          FTS  GROUP,  INC.
          -----------------
             Registrant


Date:  January  5,  2006          By:     /s/  Scott  Gallagher
                                         -------------------------
                                         Scott  Gallagher
                                         Chief  Executive  Officer